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                                                               EXHIBIT 99.(c)(2)
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                   CONFIDENTIALITY AND STANDSTILL AGREEMENT


     This Confidentiality and Standstill Agreement (the "Agreement") is entered into as of this 21st day of August, 1996, by and between Eljer Industries, Inc., a Delaware corporation ("ELJ"), and Zurn Industries, Inc. ("ZRN"), a Pennsylvania corporation.

                                  WITNESSETH:

     WHEREAS, ELJ and ZRN may consider engaging in discussions with respect to a possible negotiated business combination involving ZRN and ELJ (the "Transaction") and prior to or during the course of any such discussions ZRN and ELJ each may have disclosed or may disclose and make available to the other certain information concerning its business, prospects, financial condition, operations, assets and liabilities;

     WHEREAS, all such information furnished to a party or its Representatives (as defined below) by or on behalf of the other party (irrespective of the form of communication and whether such information is so furnished before, on or after the date hereof), and all analyses, compilations, data, studies, notes, interpretations, memoranda or other documents prepared by a party or its Representatives containing or based in whole or in part on any such furnished information are collectively referred to herein as the "Confidential Information;" and

     WHEREAS, each of ELJ and ZRN hereby agrees to receive such Confidential Information of the other and to disclose such Confidential Information to the other subject to the following terms and conditions.

     NOW, THEREFORE, for and in consideration of the mutual promises and obligations contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

     1.   Non-Disclosure of Confidential Information.
          ------------------------------------------

          (a) Each of ZRN and ELJ shall (i) use the Confidential Information obtained from the other solely for the purpose of evaluating a possible Transaction and for no other competitive or other purpose; (ii) not disclose the Confidential Information to any third party, except for disclosures to its directors, officers and representatives of its advisors (such as independent accountants, investment bankers, consultants and attorneys) acting on its behalf (collectively, its "Representatives") who in each case, in such party's reasonable judgment, need to know such information for the purpose of evaluating a possible Transaction and who are set forth on Annex A hereto; provided that prospective financing sources shall not be
                --------
considered "Representatives" to whom Confidential Information may be disclosed in accordance with this paragraph 1 unless set forth on Annex A hereto, as it may be amended by the parties from time to time; (iii) inform its Representatives of the confidential nature of the Confidential Information and direct its Representatives to treat the Confidential Information confidentially;
(iv) take all additional reasonable precautions necessary to prevent the disclosure of the Confidential Information by its Representatives to any third party; and (v) be responsible for any breach of this Agreement by its Representatives.

          (b) If either party is required (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, it is agreed that such party will provide the other party with prompt notice of such request so that such other party may seek an appropriate protective order and/or waive the notifying party's compliance with the provisions of this Agreement. If in the absence of a protective order either party is nonetheless compelled to disclose Confidential Information, such party may disclose without liability hereunder only that portion of the Confidential Information that such party is advised by outside counsel is legally required to be disclosed; provided that such party gives to the other party written notice of the information to be disclosed as far in advance of its disclosure as is practicable and, upon such other party's request, uses reasonable efforts to obtain assurances that confidential treatment will be accorded to such information.

     2.   Non-Disclosure of Negotiations or Agreements.  Except as required by
          --------------------------------------------
law, neither ZRN, ELJ nor their respective Representatives shall disclose to any person (including, without limitation, any director, officer or employee, not set forth on Annex A) the existence, status or terms of any discussions, negotiations or agreements between them concerning a possible Transaction, including without limitation any offer, letter of intent, proposal, price, value or valuation, or any similar terms, agreements or understandings between ZRN and ELJ with respect thereto, or that such party has provided to or received from the other Confidential Information without obtaining the prior written consent of the other party, which consent will not be unreasonably withheld. The term "person" as used in this Agreement will be interpreted broadly to include the media and any corporation, company, group, partnership or other entity or individual.

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     3.   Ownership of Confidential Information.  All written Confidential
          -------------------------------------
Information delivered by one party hereto to the other party pursuant to the Agreement shall be and remain the property of the delivering party, and upon the written request of the delivering party, the receiving party shall (i) promptly return such Confidential Information and shall not retain any copies or other reproductions or extracts thereof, (ii) destroy or have destroyed all memoranda, notes, reports, analyses, compilations, studies, interpretations, or other documents derived from or containing Confidential Information, and all copies and other reproductions and extracts thereof, and (iii) provide a certificate to the delivering party certifying that the foregoing materials have, in fact, been destroyed or returned, signed by an authorized officer supervising such destruction or return. Notwithstanding the return of destruction of the Confidential Information, each party and its Representatives will continue to be bound by the confidentiality and other obligations hereunder.

     4.   Information Not Deemed Confidential Information.  The term
          -----------------------------------------------
"Confidential Information" does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by the receiving party or its Representatives in violation of this Agreement; (ii) is or becomes available to the receiving party from a source other than the delivering party or its Representatives, provided that such source is not known by the receiving party to be bound by an obligation of confidentiality to such delivering party or its Representatives; or (iii) was within the receiving party's possession prior to being furnished to the receiving party by or on behalf of the delivering party, provided that the person providing such information to the receiving party was not bound by a confidentiality agreement with the delivering party or otherwise prohibited from transferring such information to the receiving party by any contractual, legal or fiduciary obligation.

     5.   No Warranty.  Neither ZRN, ELJ nor any of their respective officers,
          -----------
directors, employees, representatives or agents makes any representation or warranty, express or implied, as to the accuracy and completeness of any Confidential Information provided by it, and no liability shall result to the delivering party from its use, except as forth in a definitive agreement for a Transaction. Only the representations and warranties that are made in a definitive agreement for a Transaction, when, as, and if it is executed, and subject to such limitations and restrictions as may be specified therein, shall have any legal effect.

     6.   No Agreement.  Unless a definitive agreement regarding a Transaction
          ------------
between ZRN and ELJ has been executed and delivered, neither ELJ, ZRN nor any of their stockholders or affiliates will be under any legal obligation of any kind whatsoever with respect to such a Transaction by virtue of this Agreement or any other written or oral expression with respect to such Transaction except, in the case of this Agreement, matters specifically agreed to herein. Each party further acknowledges and agrees that each party reserves the right, in its sole discretion, to reject any and all proposals made by the other party or any of its Representatives with regard to a Transaction, to deny any request for Confidential Information (regardless of the reasonableness of such request) and to terminate discussions or negotiations with the other party at any time. Neither this paragraph nor any other provision in this Agreement can be waived or amended except by written consent of ZRN and ELJ, which consent shall refer specifically to this paragraph (or such other provision) and explicitly make such waiver or amendment.

     7.   Non Solicitation.  Unless a Transaction is consummated, each party
          ----------------
agrees that, for a period of two years from the date hereof, it will not directly or indirectly solicit employment of (other than by means of a general advertisement) any of the (i) employees of the other party with whom it has had contact during the process contemplated by this Agreement or (ii) management level personnel or officers of the other party. It is expressly understood that this Agreement is not intended to preclude the ability of the companies to compete with one another in the ordinary course and that each party will arrange with the designated Representative(s) (and no other person) for appropriate contacts for due diligence purposes. Unless otherwise agreed by either party, all (i) communications regarding a possible Transaction, (ii) requests for additional information, (iii) requests for facility tours or management meetings, or (iv) discussions or questions regarding procedures, will be submitted or directed only to the designated Representative(s) (and no other person).

     8.   Non-public Information.  Each of ZRN and ELJ has outstanding publicly-
          ----------------------
held securities and the Confidential Information contains material non-public information. Each of the parties acknowledges that it is (i) aware, and has advised or will advise its Representatives, that the United States securities laws prohibit any person in possession of material non-public information about a company from purchasing or selling securities of such company, and from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person may purchase or sell such securities and (ii) familiar with the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder, and each party agree that it will neither use nor permit any of its Representatives to use any Confidential Information in violation of such Act or rules or regulations, including without limitation, Rules 10b-5 and 14e-3.

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     9.   Standstill.  Each of the parties agrees that, until the expiration of
          ----------
two years from the date of this Agreement, without the prior written consent of the Board of Directors of the other party, it and its affiliates will not (i) in any manner acquire, agree to acquire or make any proposal or offer or otherwise seek to acquire, directly or indirectly, any securities (or rights in respect thereof), assets or property of the other party or any of its subsidiaries, whether such agreements or proposals or offers are made with or to the other party (or any controlling person or successor thereof) or any of its subsidiaries; (ii) enter into or agree, offer, seek or propose to enter into or otherwise be involved in or part of, directly or indirectly, any merger, acquisition transaction or other business combination involving the other party or any of its subsidiaries or any of their respective assets; (iii) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the other party or any of its subsidiaries, (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the other party or any of its subsidiaries;
(v) otherwise act, alone or in concert with others, to seek or propose to control or influence the management, Board of Directors or policies of the other party; (vi) directly or indirectly enter into any discussions, negotiations, arrangements or understandings with any other person (except internal discussions and planning activities involving its Representatives) with respect to any of the foregoing activities or propose any of such activities to any other person (other than its Representatives); (vii) publicly disclose any intention, plan or arrangement inconsistent with the foregoing; (viii) directly or indirectly advise, encourage, provide assistance (including debt or equity financial assistance) to or hold discussions with or invest in any other person in connection with any of the foregoing. Each party also agrees that, during such two-year period, neither it nor any of its affiliates will: (i) request the other party or its advisors, directly or indirectly, to (1) amend or waive any provision of this paragraph (including this sentence) or (2) otherwise consent to any action inconsistent with any provision of this paragraph (including this sentence); or (ii) take any initiative with respect to the other party or any of its subsidiaries that could reasonably be expected to require the other party to make a public announcement regarding (1) such initiative, (2) any of the activities referred to in this paragraph, (3) the possibility of a Transaction or any similar transaction or (4) the possibility of such party or any other person acquiring control of the other party, whether by means of a business combination or otherwise. Notwithstanding any other provision hereof, this Section 9 shall not apply to a party in the event of a bona fide publicly announced proposal, offer or agreement by a third party not acting in concert with such party (i) to acquire more than 51% of any class of stock (or rights in respect

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thereof) of the other party or (ii) to acquire the other party, or all or substantially all of its assets, by means of a merger, consolidation, asset purchase or other similar transaction. Additionally, the Chief Executive Officer of a party may contact the Chief Executive Officer of the other party for the purpose of expressing continuing or renewed interest in a Transaction, provided that, unless invited to do so by the Chief Executive Officer of the other party, no offer or proposal shall be made that would require public disclosure or formal consideration by such other party or its Board of Directors.

     10.  No Waiver.  No failure or delay by either party in exercising any
          ---------
right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any right, power or privilege hereunder. Any waiver of a breach hereof shall be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

     11.  Remedies.  It is understood and agreed that money damages would not be
          --------
a sufficient remedy for any breach of this Agreement by either party and that the non-breaching party shall be entitled to equitable relief, including specific performance and injunction, as a remedy for any such breach. Each party agrees to waive, and to use its best efforts to cause its directors, officers, employees or agents to waive, any requirement for the securing or posting of any bond in connection with such remedy. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement by either party, but shall be in addition to all other remedies available at law or in equity to the non-breaching party.

     12.  Governing Law.  This Agreement is for the benefit of the parties and
          -------------
their respective directors, officers, employees, representatives and agents and their respective successors and assigns and shall be governed by and construed in accordance with the internal substantive laws and not the choice of law rules of the State of Texas.

     13.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same agreement.

     14.  Severability.  If any provision of this Agreement is found to violate
          ------------
any statute, regulation, rule, order, decision or decree of any governmental authority, court, agency or exchange, such invalidity shall not be deemed to affect any other provision hereof or the validity of the remainder of this Agreement, and such invalid provision

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shall be deemed deleted herefrom to the minimum extent necessary to cure such violation.

                         ELJER INDUSTRIES, INC.



                         By: /s/ G. W. Hanthorn
                            -------------------------------
                            G. W. Hanthorn
                            Vice President


                         ZURN INDUSTRIES, INC.



                         By: /s/ Robert R. Womack
                            -------------------------------
                            Robert R. Womack
                            Chairman and Chief Executive Officer

                                    ANNEX A


ELJER INDUSTRIES, INC.

     --   Bear, Stearns & Co. Inc.
     --   Arthur Andersen & Co.



ZURN INDUSTRIES, INC.

     --   Southwest Securities
     --   Ernst & Young LLP
     --   Deutsche Morgan Grenfell/C.J. Lawrence Inc.

                              FIRST AMENDMENT TO
                    CONFIDENTIALITY AND STANDSTILL AGREEMENT

     MADE THIS 5th day of November, 1996, by and between Eljer Industries, Inc. ("ELJ") and Zurn Industries, Inc. ("ZRN"), amending that certain Confidentiality and Standstill Agreement between ELJ and ZRN dated as of the 21st day of August, 1996 ("Confidentiality and Standstill Agreement").

     FOR GOOD AND VALUABLE CONSIDERATION, the adequacy and receipt of which is hereby acknowledged, and intending to be legally bound, ELJ and ZRN agree as follows:

     1. Capitalized terms used herein shall have the meanings assigned to them in the Confidentiality and Standstill Agreement.

     2. Annex A of the Confidentiality and Standstill Agreement is amended to permit ZRN to disclose Confidential Information to participating banks under ZRN's revolving credit agreement. Those banks include NationsBank N.A., Chase Manhattan Bank, N.A., KeyCorp Bank, National City Bank, Bankers Trust Company, PNC Bank, N.A. Societe Generale, and Brown Brothers Harriman & Co.

     3. Except as hereby amended, the Confidentiality and Standstill Agreement remains in full force and effect.

     IN WITNESS WHEREOF, each of the parties has set its hand by duly authorized officers.

                              ELJER INDUSTRIES, INC.


                              By:   /s/ Scott G. Arbuckle
                                   ---------------------------
                              Its: Chairman and CEO


                              ZURN INDUSTRIES, INC.


                              By:   /s/ Robert R. Womack
                                  ---------------------------
                              Its:  Chairmand and CEO

                              SECOND AMENDMENT TO
                    CONFIDENTIALITY AND STANDSTILL AGREEMENT

     MADE THIS 7th day of November, 1996, by and between Eljer Industries, Inc. ("ELJ") and Zurn Industries, Inc. ("ZRN"), amending that certain Confidentiality and Standstill Agreement between ELJ and ZRN dated as of the 21st day of August, 1996 ("Confidentiality and Standstill Agreement").

     FOR GOOD AND VALUABLE CONSIDERATION, the adequacy and receipt of which is hereby acknowledged, and intending to be legally bound, ELJ and ZRN agree as follows:

     1. Capitalized terms used herein shall have the meanings assigned to them in the Confidentiality and Standstill Agreement.

     2. Annex A of the Confidentiality and Standstill Agreement is amended to permit ELJ to disclose Confidential Information to participating banks under ELJ's revolving credit agreement. Those banks include NationsBank of Texas, N.A., Morgan Guaranty Trust Company of New York, The First National Bank of Chicago, DK Acquisition Partners, Foothill Capital Group, Third Avenue Value Fund, Inc. and Comac Partners.

     3. Except as hereby amended, the Confidentiality and Standstill Agreement remains in full force and effect.

     IN WITNESS WHEREOF, each of the parties has set its hand by duly authorized officers.

                              ELJER INDUSTRIES, INC.


                              By:  /s/ George Hanthorn
                                 ---------------------
                              Its:  /s/ Vice President
                                  --------------------


                              ZURN INDUSTRIES, INC.


                              By:  /s/ Dennis Haines
                                 -------------------
                              Its:  /s/ General Counsel and Secretary
                                  -----------------------------------